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                                                                 EXHIBIT 10.13.1
                                                                 ---------------

                                AMENDMENT NO. 1
                                      TO
                             EMPLOYMENT AGREEMENT

     This Amendment ("Amendment No. 1") to the Employment Agreement (the "Agreement") by and between A.J. Nassar ("Executive") and The Maxim Group, Inc. (the "Company") dated June 4, 1997, is entered into as of the 25th day of September 1997.

     WHEREAS, Executive has executed that certain Promissory Note dated as of September 24, 1997 in favor of the Company (the "Note"), which provides for the repayment by Executive of $1.0 million owed to the Company in five annual installments of $200,000 (plus accrued interest);

     WHEREAS, in order to provide the Company with sufficient assurances with regards to the repayment of the Note, Executive has agreed to grant to the Company the right to set off the Executive's obligations under the Note with amounts payable by the Company pursuant to the Agreement;

     NOW, THEREFORE, for and in consideration of the mutual premises and representations contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

     1. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Agreement.

     2. Notwithstanding anything to the contrary in the Agreement, in the event of a default by Executive in the payment of the principal of the Note, and any accrued interest thereon, when such payments become due and payable (referred to collectively herein as the "Default Obligations") and such default shall continue for a period of 30 days after giving notice of same to Executive, the Company without notice or demand of any kind, may hold and set off against such of the Default Obligations as the Company may elect, any and all payments due to Executive from the Company pursuant to the terms of the Agreement, including without limitation, any payments in respect of Executive's Base Salary and bonus (if any). Any action taken by the Company pursuant to this Section 2 shall be approved in advance by the Board of Directors of the Company.

     3. Except as expressly amended herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

                                   "COMPANY"

                                   THE MAXIM GROUP, INC.


                                   By:/s/ Thomas P. Leahey
                                      ---------------------------------------
                                       Thomas P. Leahey

                                   Title:  Executive Vice President, Finance

                                   "EXECUTIVE"


                                   By:/s/ A.J. Nassar
                                      ---------------------------------------
                                       A.J. Nassar